As filed with the Securities and Exchange Commission on March 5, 1999
                                               Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                              THE SECURITIES ACT OF
                                      1933

                           NORTH AMERICAN VACCINE, INC.
                           ----------------------------
            (Exact name of registrant as specified in its charter)

                   Canada                              98-0121241
      -------------------------------               -------------------
      (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)                Identification No.)

                             10150 Old Columbia Road
                            Columbia, Maryland 21046
                            -------------------------
               (Address of Principal Executive Offices) (Zip Code)


            1997 Share Option Plan and 1999 Non-Employee Director and
            ---------------------------------------------------------
                       Senior Executive Stock Option Plan
                       ----------------------------------
                            (Full title of the plans)

                           Daniel J. Abdun-Nabi, Esq.
                     Senior Vice President -- Legal Affairs
                               and General Counsel
                          North American Vaccine, Inc.
                             10150 Old Columbia Road
                            Columbia, Maryland 21046
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (410) 309-7100
          ------------------------------------------------------------
          (Telephone number, including area code, of agentfor service)

                                    Copy to:
                               Cary J. Meer, Esq.
                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                             Washington, D.C. 20036


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------



================================================================================
                                         Proposed       Proposed
                                          maximum       maximum      Amount of
Title of securities to     Amount to     offering       aggregate    registration
     be registered       be registered   price per   offering price      fee
                                         share (1)         (1)
--------------------------------------------------------------------------------
Common stock, no par    5,000,000       $7.6875      $38,437,500.00  $10,685.63
value per share (2)     shares
--------------------------------------------------------------------------------
Common Stock, no par      650,000       $7.6875      $ 4,996,875.00  $ 1,389.13
value per share (3)     shares
--------------------------------------------------------------------------------
Total                   5,650,000       $7.6875      $43,434,375.00  $12,074.76
                        shares
================================================================================

--------------------

(1) Inserted solely for the purpose of calculating the registered fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low sales prices for the Registrant's Common Stock on the American Stock Exchange on March 1, 1999.

(2) Includes 5,000,000 shares of common Stock issuable under the Registrant's 1997 Share Option Plan.

(3) Includes 650,000 shares of Common Stock issuable under the Registrant's 1999 Non-Employee Director and Senior Executive Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by North American Vaccine, Inc. (the "Company") are incorporated by reference into this Registration Statement:

      (a)   The Company's Form 10-K for the fiscal year ended December 31, 1998;

      (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since December 31, 1998; and

      (c) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A (Registration No. 1-10451).

      All documents subsequently filed by the Company with the Securities and Exchange Commission ("SEC") pursuant to Sections 12, 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the SEC until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the 1999 Non-Employee Director and Senior Executive Stock Option Plan or the 1997 Share Option Plan that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").

ITEM 4.           DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

      None.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Bylaws of the Company provide that officers and directors shall be indemnified against expenses and liabilities incurred by such directors and officers in respect of their duties as directors and officers of the Company, to the extent permitted by the Canada Business Corporations Act.

      Section 124 of the Canada Business Corporations Act provides that, except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor (the "Indemnitee"), and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

      (i) he acted honestly and in good faith with a view to the best interests of the corporation; and

      (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

      A corporation may also, with the approval of a court, indemnify an Indemnitee in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in (i) and (ii) above.

      An Indemnitee is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity was substantially successful on the merits in his defense of the action or proceeding, and fulfills the conditions set out in paragraphs (i) and (ii) above.

      An Indemnitee (provided such person meets the conditions set out in paragraphs (i) and (ii) above) may apply to a court for an order approving an indemnity under the Canada Business Corporations Act and the court may so order and make any further order it thinks fit. Any applicant to a court shall give the Director under the Canada Business Corporations Act notice of the application and the Director is entitled to appear and be heard in person or by counsel. On such an application, the court may also order notice be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

      The Company has entered into Indemnity Agreements with certain directors and officers of the Company (each a "Person") pursuant to which the Company is obligated to maintain directors and officers insurance and to indemnify each Person to the extent permitted by applicable law. The Indemnity Agreements also establish procedures to be followed by a Person for claims for indemnification under the Company's by-laws, including the advancement by the Company of all costs and expenses incurred by a Person in connection with the defense of any claim or any action brought by the Person to establish or enforce a right to indemnification under the Indemnity Agreement.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.           EXHIBITS.

      The following are filed herewith as part of this Registration Statement:

      EXHIBIT NO.                   EXHIBIT
      ----------                    -------

            5 Opinion of Blake, Cassels & Graydon as to the legality of the securities being registered

            23.1  Consent of Arthur Andersen LLP

            23.2 The consent of Blake, Cassels & Graydon to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5

            24    Power of Attorney (see page 7)

ITEM 9.           UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)   To  include   any   prospectus   required  by  Section
            10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the  prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on this 5th day of March, 1999.

                              NORTH AMERICAN VACCINE, INC.



                             By: /s/ Randal D. Chase, Ph.D.
                                 --------------------------
                             Randal D. Chase, Ph.D.
                             President and Chief Executive Officer

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel J. Abdun-Nabi or Randal D. Chase his attorney-in-fact, with power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                     TITLE                               DATE
---------                     -----                               ----
/s/Randal D. Chase            Director, President and          March 5, 1999
------------------------      Chief Executive Officer
Randal D. Chase, Ph.D.        (Principal Executive Officer)



/s/ Lawrence J. Hineline      Vice President - Finance         March 5, 1999
------------------------      (Principal Financial and
Lawrence J. Hineline          Accounting Officer)


/s/ Neil W. Flanzraich        Chairman of the Board            February 28, 1999
----------------------
Neil W. Flanzraich


SIGNATURE                     TITLE                               DATE
---------                     -----                               ----

/s/ Francesco Bellini         Director                            February 28, 1999
-------------------------
Francesco Bellini, Ph.D.


/s/ Phillip Frost             Director                            February 28, 1999
-------------------------
Phillip Frost, M.D.


/s/ Alain Cousineau           Director                            February 22, 1999
-------------------------
Alain Cousineau


/s/ Jonathan Deitcher         Director                            February 22, 1999
-------------------------
Jonathan Deitcher


/s/ Denis Dionne              Director                            February 28, 1999
-------------------------
Denis Dionne


/s/ Gervais Dionne            Director                            February 18, 1999
-------------------------
Gervais Dionne, Ph.D.


/s/ Lyle Kasprick             Director                            February 28, 1999
-------------------------
Lyle Kasprick


/s/ Francois Legault          Director                            February 28, 1999
-------------------------
Francois Legault


/s/ Richard C. Pfenninger     Director                            February 28, 1999
-------------------------
Richard C. Pfenniger, Jr.

                                  EXHIBIT INDEX

      The  following  exhibits are filed  herewith as part of this  Registration
Statement:

EXHIBIT NO.          DESCRIPTION
----------           -----------

5 Opinion of Blake, Cassels & Graydon as to the legality of the securities being registered

23.1                 Consent of Arthur Andersen LLP

23.2 The consent of Blake, Cassels & Graydon to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5

24                   Power of Attorney (see page 7)